UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 11, 2011

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

Impairment of Long-Lived Assets

The management of TBS International plc (the "Company"), in connection with the preparation and review of the Company's 2010 financial statements, concluded on February 11, 2011 that events and circumstances during the fourth quarter of 2010 suggested a possible impairment of the Company's long-lived assets.  These indicators included continued significant declines in freight and charter rates and decreases in the market value of vessels.  As a result, the Company performed an impairment assessment of its long-lived assets.  The significant factors and assumptions used in estimating undiscounted cash flows included revenues, cargo volumes, capital expenditures and operating expenses.   The Company based its revenue assumptions on a number of factors estimated over the remaining life of its vessels, including historical and projected freight and charter rates, current market conditions and the age of its vessels.  The Company estimated operating expenses using an annual escalation factor.  Management's historical experience with the shipping industry also informed the Company's assumptions and estimates.  The impairment analysis also involved a comparison of the Company's estimates of the fair value to the carrying value of the vessel group.  Although the Company has not yet completed its review to quantify the impairment, the Company currently expects to record an impairment in the range of $195.0 million to $220.0 million for the year ended December 31, 2010, which will reduce the Company's net fixed assets at December 31, 2010 by an equal amount.  The Company does not expect to make any cash expenditures related to this charge.

The assumptions and estimates the company used in its impairment analysis are highly subjective and could be negatively affected by further declines in freight or charter rates, further decreases in the market value of vessels or other factors, which could require the Company to record additional material impairment charges in future periods.   The Company expects to continue to be in compliance with the loan-to-value covenants under its credit facilities after recording the impairment charge.  As of February 14, 2011, the Company is in the process of preparing its financial statements for the year ended December 31, 2010 and all 2010 financial information disclosed in this current report on Form 8-K is unaudited.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the expected impairment charge and any resulting cash expenditures resulting from the impairment charge.  The forward-looking statements contained in this release are based on the Company’s current expectations and entail various risks and uncertainties that could cause the Company’s actual results to differ materially from those suggested in the forward-looking statements.  The Company believes that such risks and uncertainties include, among others, further declines in the market value of its vessels; the possibility of severe and rapid declines in shipping industry conditions; adverse weather conditions or other economic factors that could decrease the volume of dry bulk cargoes; continued excess of shipping capacity; and other factors discussed more specifically in the Company’s annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q.

Item 8.01.  Other Events.

On February 14, 2011, the Company filed a registration statement on Form S-1 with respect to a proposed offering of non-transferable subscription rights to all holders of its ordinary shares as of February 7, 2011.  The subscription rights, when issued, would be exercisable for the purchase of Series A Preference Shares of the Company.  The Company expects to issue the subscription rights promptly after the effectiveness of the registration statement.  The information contained in this Item 8.01 is not an offer to sell nor a solicitation of an offer to buy any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TBS INTERNATIONAL PLC
Date: February 14, 2011	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer